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                                                                   EXHIBIT 10.36


BANK OF AMERICA                                         Subordination Agreement

Nevada Commercial Lending
300 South 4/th/ Street
Las Vegas, Nevada  89101                                         March 13, 2001
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     The undersigned, MRT TECHNOLOGY, L.L.C., a limited liability company doing business as RITEK GLOBAL MEDIA (hereinafter referred to as "Creditor") is a
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creditor of IMAGE ENTERTAINMENT, INC. (hereinafter referred to as "Borrower"),
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and desires that Bank of America, N.A. (hereinafter referred to as "Bank") or
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any other subsidiary or affiliate of Bank of America Corporation which has or may in the future extend credit to Borrower (each a "Lending Bank") continue to
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extend or extend such financial accommodations to Borrower as Borrower may request and as Bank and Lending Banks may deem proper. For the purpose of inducing Bank and Lending Banks to grant, continue or renew such financial accommodations, and in consideration thereof, Creditor agrees as follows:

     1. Any and all claims of Creditor against Borrower, now or hereafter existing, are, and shall be at all times, subject and subordinate to any and all claims, now or hereafter existing which Bank or any Lending Bank may have against Borrower (including any claim by Bank or Lending Banks for interest accruing after any assignment for the benefit of creditors by Borrower or the institution by or against Borrower of any proceedings under the Bankruptcy Act, or any claim by Bank or Lending Banks for any such interest which would have accrued in the absence of such assignment or the institution of such proceedings).

     2. Creditor agrees not to sue upon, or to collect, or to receive payment of the principal or interest of any claim or claims now or hereafter existing which Creditor may hold against Borrower, and not to sell, assign, transfer, pledge, hypothecate, or encumber such claim or claims except subject expressly to this Agreement, and not to enforce or apply any security now or hereafter existing therefor, nor to file or join in any petition to commence any proceeding under the Bankruptcy Act, nor to take any lien or security of any of Borrower's property, real or personal, so long as any claim of Bank or any Lending Bank against Borrower shall exist.

     3. In case of any assignment for the benefit of creditors by Borrower or in case any proceedings under the Bankruptcy Act are instituted by or against Borrower, or in case of the appointment of any receiver for Borrower's business or assets, or in case of any dissolution or winding up of the affairs of
Borrower: (a) Borrower and any assignee, trustee in bankruptcy, receiver, debtor in possession or other person or persons in charge are hereby directed to pay to Bank and any Lending Bank the full amount of Bank's and Lending Banks' claims against Borrower (including interest to the date of payment) before making any payment of principal or interest to Creditor.

     4. Bank and Lending Banks are hereby authorized by Creditor to: (a) renew, compromise, extend, accelerate or otherwise change the time of payment, or any other terms, of any existing or future claim of Bank or Lending Banks against Borrower, (b) increase or decrease the rate of interest payable thereon or any part thereof, (c) exchange, enforce, waiver or release any security therefor,
(d) apply such security and direct the order or manner of sale thereof in such manner as Bank and Lending Banks may at their discretion determine, (e) release Borrower or any guarantor of any indebtedness of Borrower from liability, and
(f) make optional future advances to Borrower, all without notice to Creditor and without affecting the subordination provided by this Agreement.

     5. Until all such claims of Bank and each Lending Bank against Borrower, now or hereafter existing, shall be paid in full, no gift or loan shall be made by Borrower to Creditor.

     6. For violation of this Agreement, Creditor shall be liable for loss and damage sustained by reason of such breach, and upon any such violation Bank and each Lending Bank may, at its option, accelerate the maturity of any of its existing or future claims against Borrower.

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     7.  This Agreement shall be binding upon the heirs, successors and assigns of Creditor, Borrower, Bank and each Lending Bank. This Agreement and any existing or future claim of Bank or any Lending Bank against Borrower may be assigned by Bank or such Lending Bank, in whole or in part, without notice to Creditor or Borrower.

     8. Notwithstanding the provisions of Paragraph 2, so long as there has been no occurrence of any default under any agreement between Borrower and Bank or any Lending Bank, now existing or hereafter entered into, Creditor may receive regularly scheduled principal payments on the Borrower's obligations to Creditor which have been subordinated to the Bank, as such regularly schedule payments are described in the Optical Disc Replication Agreement, dated as of March 13, 2001, between the Borrower and the Creditor, as a copy of such agreement was delivered to the Bank prior to February 8, 2001; provided, however, that Creditor shall not receive any prepayment of principal on said indebtedness without prior written consent of Bank.

          CREDITOR:

          MRT TECHNOLOGY, L.L.C., doing business as RITEK GLOBAL MEDIA

          By:    /s/ THOMAS TSAI
          Name:  Thomas Tsai
          Title: President

               Acceptance of Subordination Agreement by Borrower

     The undersigned being the Borrower named in the foregoing Subordinate Agreement, hereby accepts and consents thereto and agrees to be bound by all the provisions thereof and to recognize all priorities and other rights granted thereby to Bank and each Lending Bank and their successors and assigns, and to perform in accordance therewith.

          Dated:  March 13, 2001

          BORROWER

          IMAGE ENTERTAINMENT, INC.

          By:    /s/ JEFF M. FRAMER
          Name:  Jeff M. Framer
          Title: CFO


          BANK OF AMERICA

          By:    /s/ BRIAN W. ASTLE
          Name:  Brian W. Astle
          Title: Vice President

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